Exhibit 107.1
Calculation of Filing Fee Tables
Rule
424(b)(2)
(Form Type)
Citigroup Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	6.875% Fixed Rate Reset Noncumulative Preferred Stock, Series GG	Rule 457(r)	$2,700,000,000	100%	$2,700,000,000	0.00015310	$413,370	N/A	N/A	N/A	N/A

Fees to Be Paid	Equity	Depositary Shares, Each Representing a 1/25 th Interest in a Share of 6.875% Fixed Rate Reset Noncumulative Preferred Stock, Series GG	Rule 457(r)	2,700,000 shares	(1)	(1)	(1)	(1)	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts						$2,700,000,000		$413,370

	Total Fees Previously Paid								N/A

	Total Fee Offsets								$87,191.10

	Net Fee Due								$326,178.90
The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of this offering is $2,700,000,000.
(1)	No separate consideration will be received by the Registrant for the depositary shares.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Citigroup Inc.	424(b)(8)	333-270327	4/25/2025		$87,191.10	Debt	Floating Rate Senior Notes due 2029	$1,139,000,000(2)	$1,139,000,000(2)

Fee Offset Sources	Citigroup Inc.	424(b)(8)	333-270327		6/26/2025						$87,191.10

(2)
On April 25, 2025, a prospectus supplement was filed under Rule 424(b)(8) for “Floating Rate Senior Notes due 2029” and included thereto an attached fee table as Exhibit 107. That fee table incorrectly showed $261,572 of fees due in connection with “4.113% Fixed Rate / Floating Rate Senior Notes due 2036.” A subsequent prospectus supplement, filed June 26, 2025 under Rule 424(b)(8), included an updated fee table attached thereto as Exhibit 107 which shows the correct calculation of fees due for the “Floating Rate Senior Notes due 2029.” That fee table resulted in a fee offset of $87,191.10 which is claimed here against the present payment due to the Securities and Exchange Commission.